                                                                    Exhibit 10.1


                            JAG MEDIA HOLDINGS, INC.
                        6865 S.W. 18TH STREET, SUITE B13
                              BOCA RATON, FL 33433
                      TEL: 866.300.7410 O FAX: 866.292.4051



May 24, 2006


Cornell Capital Partners, LP
101 Hudson Street
Suite 3700
Jersey City, NJ 07302

Attention: Mark Angelo

Re: Promissory Note between JAG Media Holdings, Inc. ("JAG Media") and Cornell Capital Partners, LP ("Cornell") dated January 25, 2005, as amended August 5, 2005 (the "Promissory Note")

Dear Mark:

This will confirm our understanding that a portion of the outstanding principal amount of the Promissory Note shall be converted and exchanged for shares of common stock of JAG Media and the remaining portion converted and exchanged for a convertible debenture of JAG Media.

    1. JAG Media shall issue to Cornell One Million Two Hundred Fifty Thousand (1,250,000) shares of JAG Media common stock ("Shares") in exchange for the conversion of $250,000 of the outstanding principal amount of the Promissory Note.

    2. After giving effect to this conversion, the remaining balance of the Promissory Note shall be $1,750,000 of principal plus all accrued and unpaid interest of $150,000 [$310,000 THROUGH 5/17/06 LESS $160,000 OF
         INTEREST PAID] for a total of $1,900,000 outstanding (the "Remaining Promissory Note"). JAG Media shall issue to Cornell a convertible debenture in the face amount of $1,900,000 in the form attached hereto as "Exhibit A" (the "Convertible Debenture") in exchange for the conversion of the entire outstanding principal and interest balance of the Remaining Promissory Note.

The certificate for the Shares shall bear the following restrictive legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

Cornell Capital Partners, LP
May ___, 2006
Page 2 of 3

The Shares acquired herein by Cornell are being acquired for consideration consisting solely of that portion of the Promissory Note surrendered for conversion. Upon receipt by Cornell of the certificate representing the Shares, that portion of the Promissory Note shall automatically terminate, without any further action required by the parties, and no payments of principal shall be due and payable in connection with the that portion of the Promissory Note.

The Convertible Debenture acquired herein by Cornell is being acquired for consideration consisting solely of the Remaining Promissory Note surrendered for conversion. Upon receipt by Cornell of the Convertible Debenture, the Remaining Promissory Note shall automatically terminate, without any further action required by the parties, and no payments of principal shall be due and payable in connection with the Remaining Promissory Note.

The Shares shall not be registered for sale and any sales of the Shares shall only be made by Cornell in accordance with Rule 144. Cornell agrees that it shall not directly or indirectly engage, and shall not directly or indirectly induce any third party to engage, in (a) short sales of JAG Media's common stock and (b) any activity that manipulates the price of JAG Media's common stock in violation of Regulation M promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. At the time Cornell desires to resell the Shares, the Company shall accept from counsel to Cornell an appropriate Rule 144 opinion letter concerning such resale. Such opinion shall be delivered to JAG Media and its transfer agent, Transfer Online, Inc., from legal counsel specializing in the practice of the federal securities laws and opining that (i) the Promissory Note is a security under federal and state securities laws and (ii) the issuance of the Shares by JAG Media to Cornell in exchange for the conversion of the Promissory Note will not be deemed to be "integrated" with Cornell's payment of $2,250,000 to JAG Media prior to JAG Media's filing a registration statement with the SEC to register the shares of JAG Media common stock issuable under the Convertible Debenture, and thus in violation of Section 5(c) of the Securities Act of 1933, as amended.

Cornell Capital Partners, LP
May ___, 2006
Page 3 of 3

In addition, this letter will also confirm that (i) the put notices returned to JAG Media are cancelled and terminated; (ii) the Irrevocable Transfer Agent Instructions dated January 25, 2005 entered into among JAG Media, Cornell and Transfer Online, Inc. are terminated as of the date of this letter; (iii) JAG Media shall reserve 25,000,000 shares of JAG Media common stock for issuance pursuant to the Convertible Debenture and (iv) the conversion of the Promissory
Note into the Shares and Convertible Debenture and the issuance of the Shares and Convertible Debenture to Cornell is not conditioned upon any other transaction with respect to securities of JAG Media.

If the foregoing accurately reflects our understanding regarding this matter, please indicate your agreement and acceptance by signing in the space provided below and returning an executed copy of this letter to us.


Sincerely yours,
JAG MEDIA HOLDINGS, INC.




By:___________________________________
    Thomas J. Mazzarisi
    Chairman & Chief Executive Officer



AGREED AND ACCEPTED:
CORNELL CAPITAL PARTNERS, LP
By: Yorkville Advisors, LLC
Its: General Partner



By: ____________________________
     Mark A. Angelo
     Portfolio Manager

                                    EXHIBT A

                          FORM OF CONVERTIBLE DEBENTURE